Bird Announces First Quarter 2022 Financial Results First Quarter Revenue Increased by 48% YoY to $38.0 Million, Above the Guidance Range Announces Cost Savings Initiatives Focused on Accelerating Path to Profitability (Los Angeles, CA) – May 16, 2022 – Bird Global, Inc. ("Bird" or the "Company") (NYSE:BRDS), a leader in environmentally friendly electric transportation, today announced financial results for the first quarter ended March 31, 2022. Travis VanderZanden, Founder and CEO of Bird, said, "Our first quarter revenue performance exceeded our guidance range. The results were driven by continued demand recovery into the end of the period and a strong foundation of leading technology and Fleet Manager operating model efficiencies. Looking forward, we are taking action to accelerate our path to profitability and positive cash flow generation while maintaining market leadership through a plan to streamline our operations. As a result, we expect to achieve at least $80 million of annual run-rate cost savings and deliver positive Adjusted EBITDA for the third quarter of 2022, while targeting our first full year of positive Adjusted EBITDA in 2023. Included in this plan are decisions to slow the expansion of our Product Sales portfolio offering and to realign our resources to prioritize Sharing operations within our existing regions. These initiatives are intended to propel our business towards positive cash flows, and are reflected in our updated guidance for 2022." Mr. VanderZanden concluded, "We remain committed to delivering on our mission to provide eco-friendly transportation for everyone, and are confident in the opportunity we continue to see ahead for Bird. As a result, our management team, Board of Directors and certain key shareholders have voluntarily extended the lockup of their equity ownership for six months demonstrating conviction towards our team, strategy, business model, and ability to drive value for all of our stakeholders." First Quarter Ended March 31, 2022 Financial Results • Revenue was $38.0 million, representing an increase of 48% compared to $25.7 million in the same period in 2021 (the "prior year period"). • Gross margin, which is net of vehicle depreciation, as a percentage of revenue was 9% compared to 8% in the prior year period. • Ride Profit (before Vehicle Depreciation) was $13.0 million, representing an increase of 72% compared to $7.6 million in the prior year period. Ride Profit Margin (before Vehicle Depreciation) was 39% compared to 35% in the prior year period. • Total operating expenses were $100.2 million, including $48.7 million of non-cash stock-based compensation expense; Adjusted Operating Expenses, which excludes the non-cash stock-based compensation expense as well as certain non-cash, non-recurring items or non-core expenses, were $50.0 million, representing an increase of 35% year-over-year. • Net income was $10.4 million compared to net loss of $76.2 million in the prior year period. Net income as a percentage of revenue was 27% compared to net loss as a percentage of revenue of 297% in the prior year period. • Adjusted EBITDA loss was $36.8 million compared to $29.5 million in the prior year period. Adjusted EBITDA loss as a percentage of revenue improved 18 percentage points to 97% compared to 115% in the prior year period. Outlook The Company announced its plans to accelerate its path to profitability by streamlining and consolidating its resourcing against its core business. The Company now expects: • Revenue between $275 million to $325 million for fiscal year 2022, representing approximately 50% year-over-year growth at the midpoint;

- Annual run-rate cost savings of at least $80 million for fiscal year 2022, resulting in an annual Adjusted Operating Expense run-rate of no more than $160 million; and
- Positive Adjusted EBITDA in the third quarter of fiscal year 2022 and full fiscal year 2023.

Yibo Ling, CFO of Bird, commented, "Over the past two years we have refined our operating model and focused on improving unit economics evidenced by average gross margins of 14% over the last seven quarters and Ride Profit Margins at or above 35% over the same period. We expect the actions we are now taking to further streamline our operations, alongside our healthy gross margin profile, to lead to positive Adjusted EBITDA for the third quarter of 2022 and for fiscal 2023. While we still expect our business to grow rapidly, we are comfortable moderating that growth to focus on profitability. Furthermore, we are taking action to further strengthen our balance sheet, which included more than $90 million in cash, cash equivalents and restricted cash and cash equivalents at the end of April. Notably, the last two quarters saw significant vehicle spend of approximately $160 million, primarily for 2022 deployments and 2023 deposits, as part of our long-term supply chain management strategy in the face of global logistics and supply chain interruptions. With these sizable investments behind us and the flexible capital solutions we have secured, including our $150 million vehicle financing facility and a 3-year standby equity purchase agreement of up to $100 million, we feel confident in the path ahead."

	Three Months Ended March 31,		
	2022	2021	% Change
(in millions, except as otherwise noted)			
Rides	7.3	4.4	66 %
Average Rides per Deployed Vehicles per Day (x)	1.0x	1.1x	(2)%
Average Deployed Vehicles (in thousands)	78.9	47.0	68 %
Gross Transaction Value	$ 43.1	$ 31.3	38 %
Revenue	$ 38.0	$ 25.7	48 %
Gross margin	$ 3.4	$ 2.0	68 %
Ride Profit (before Vehicle Depreciation) [(1)]	$ 13.0	$ 7.6	72 %
Ride Profit (after Vehicle Depreciation) [(1)]	$ 3.8	$ 2.0	90 %
Total operating expenses	$ 100.2	$ 41.0	144 %
Adjusted Operating Expenses [(1)]	$ 50.0	$ 37.0	35 %
Net income (loss)	$ 10.4	$ (76.2)	114 %
Adjusted EBITDA [(1)]	$ (36.8)	$ (29.5)	(25)%

[(1)] Ride Profit, Adjusted Operating Expenses and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and the appendix to this press release for a reconciliation to the most comparable GAAP measures.

Subsequent Events

The Company also announced that management, the Board of Directors and key shareholders, including Sequoia Capital, Craft Ventures, Goldcrest Capital, and NGP Switchback II, LLC, have voluntarily entered into lockup agreements of their equity ownership with respect to over 40% of the issued and outstanding shares of common stock of the Company for 180 days effective May 16, 2022. The lockup agreements stipulate that these stockholders will not sell, assign, hypothecate, pledge or otherwise dispose of any equity securities of the Company, or enter into any swap or other arrangement that transfers the economic consequences of ownership, subject to customary exceptions.

Additionally, in May, the Company entered into a Standby Equity Purchase Agreement (the "Purchase Agreement") with an affiliate of Yorkville Advisors Global, LP ("Yorkville"), allowing the Company flexibility to sell to Yorkville up to $100 million of shares of Class A common stock at Bird's request during the 36 months following the execution of the Purchase

Agreement, subject to certain conditions. The Company may request a loan from Yorkville of up to $21 million pursuant to the terms and conditions set forth in the Purchase Agreement. The loan may be repaid with the proceeds of an advance or repaid in cash. Presentation This press release presents historical results, for certain periods presented, of Bird Rides, Inc., the predecessor of Bird Global, Inc. for financial reporting purposes. The financial results of Bird Global, Inc. prior to the fourth quarter of 2021, outside of figures included for year-over-year comparison, have not been included in this press release. Accordingly, these historical results do not purport to reflect what the results of operations of Bird Global, Inc. would have been had the business combination with Switchback II Corporation (the "Business Combination") occurred prior to such periods. All financial comparisons in this press release compare our financial results from the first quarter of 2022 to our financial results from the first quarter of 2021. Conference Call Information A conference call to discuss the Company’s first quarter 2022 financial results and other business updates is scheduled for today, May 16, 2022, at 4:30 pm Eastern time. Those interested in participating in the call are invited to dial (844) 826-3033 or (412) 317-5185 if calling internationally. A live audio webcast of the conference call will be available on our investor relations website (https://ir.bird.co). A recording of the conference call will be available approximately two hours following the call and can be accessed online for 90 days. About Bird Bird is an electric vehicle company dedicated to bringing affordable, environmentally friendly transportation solutions such as e-scooters and e-bikes to communities across the world. Founded in 2017 by transportation pioneer Travis VanderZanden, Bird is rapidly expanding. Today, it provides fleets of shared micro electric vehicles to riders in more than 400 cities globally and makes its products available for purchase at www.bird.co and via leading retailers and distribution partners. Bird partners closely with the cities in which it operates to provide a reliable and affordable transportation option for people who live and work there. Non-GAAP Financial Measures and Key Metrics This press release contains "Ride Profit," "Ride Profit Margin," "Adjusted Operating Expenses," and "Adjusted EBITDA," which are measures that are not prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Ride Profit reflects the profit generated from rides in our Sharing business after accounting for direct ride expenses, which primarily consist of payments to Fleet Managers. Other ride costs include payment processing fees, network infrastructure, and city permit fees. We calculate Ride Profit (i) before vehicle depreciation to illustrate the cash return and (ii) after vehicle depreciation to illustrate the impact of the evolution of our vehicles. Ride Profit Margin is Ride Profit divided by the revenue we generate from our Sharing business. We use Ride Profit Margin for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that Ride Profit and Ride Profit Margin are useful indicators of the economics of our Sharing business, as they exclude indirect unallocated expenses such as research and development, selling and marketing, and general and administrative expenses. Adjusted Operating Expenses is a supplemental measure of operating expenses used to provide investors with additional information about the Company's business performance. We believe Adjusted Operating Expenses is useful in evaluating the operational costs of our business as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted

Operating Expenses as total operating expenses, adjusted to exclude (i) depreciation and amortization associated with operating expenses, (ii) stock-based compensation expense, (iii) tariff refunds, (iv) legal settlements and reserves, and (v) other non-recurring, non-cash, or non-core items. Adjusted EBITDA is a supplemental measure of operating performance used to inform management decisions for the business. We believe Adjusted EBITDA is useful in evaluating our performance on a relative basis to other comparable businesses as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted EBITDA as net profit or loss, adjusted to exclude (i) interest expense (income), net, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) vehicle count adjustments, (v) stock-based compensation expense, (vi) tariff refunds, (vii) other income (expense), net, (viii) legal settlements and reserves, and (ix) other non-recurring, non-cash, or non-core items. There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from Ride Profit, Ride Profit Margin, Adjusted Operating Expenses and Adjusted EBITDA. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this press release. This press release also contains certain key business metrics which are used to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Gross Transaction Value ("GTV") reflects the total dollar value, excluding any applicable taxes, of Rides in our Sharing business and vehicle sales to retail customers and Bird Platform partners, in each case without any adjustment for retail discounts or refunds. In order to calculate GTV, we add back contra revenues from both Sharing and Product Sales and adjustments to the Bird Platform revenue we recognize. GTV is a key indicator of the scale of our business and ultimately drives revenue. We calculate Rides as the total number of trips completed by customers of our Sharing business. Rides are seasonal to a certain degree. Deployed Vehicles reflects the number of vehicles available to riders through our Sharing business. We calculate Deployed Vehicles on a pro-rata basis over a 24-hour period, wherein two vehicles deployed for a combined period of 24 hours equate to one Deployed Vehicle. Rides per Deployed Vehicle per Day ("RpD") reflects the rate at which our shared vehicles are utilized by riders. We calculate RpD as the total number of Rides divided by total Deployed Vehicles in our Sharing business each calendar day. Forward-Looking Statements This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, anticipated revenue for full year 2022, anticipated run-rate cost savings for full year 2022, anticipated Adjusted Operating Expenses for full year 2022, anticipated Adjusted EBITDA for the the third quarter of 2022 and full year 2023, losses, projected costs, prospects, plans, and objectives of our management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "intend," "believe," "estimate," "continue," "project," or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: the COVID-19 pandemic and the impact of the actions taken to mitigate the pandemic; the Company’s relatively short operating history and new and evolving business model; the fact that the Company has incurred significant operating losses in the past and may not be able to achieve or maintain profitability in the future; the Company’s ability to retain existing riders or add new riders, or maintain or increase riders’ level of engagement with the Company’s products and services; the Company’s ability to attract and continue to work with qualified Fleet Managers, or manage Fleet Managers’ utilization rates; changes to the Company’s pricing and its effect on the Company’s ability to attract or retain the services of qualified Fleet Managers and riders; the ability of Fleet Managers to maintain vehicle quality or service levels, or material changes to labor classifications or franchise regulations; competition in the Company’s new and rapidly changing industry; the impact of poor weather and seasonality on the use of the Company’s products and services; the Company’s ability to obtain vehicles that meet quality specifications in sufficient quantities on commercially reasonable terms, which has been affected by global supply chain constraints; the Company’s reliance on third-party insurance policies; illegal, improper or inappropriate activity of riders; exposure to product liability in the event of significant vehicle damage or reliability issues; the Company’s metrics and estimates, including the Company’s key metrics, being subject to inherent challenges in measurement; the Company’s general reliance on third party distributors, partners, and payment processors for various parts of our business and the Company’s ability to manage these relationships; defects in our vehicles, mobile applications, or other services; action by governmental authorities to restrict access to Bird’s products and services in their localities; the Company’s presence and expansion in international markets and associated risks, including the ongoing conflict between Ukraine and Russia; the Company’s substantial indebtedness level; the Company’s access to additional capital; the Company’s user growth and engagement on mobile devices depending upon effective operation with mobile operating systems, networks, and standards outside the Company’s control; intellectual property rights claims and other litigation; data security breaches or other network or system outages or delays; compliance with and changes in applicable laws or regulations; and other risks, uncertainties and factors discussed in the "Risk Factors" section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 15, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 to be filed with the SEC, and in the Company’s subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances. Investor Contact Caitlin Churchill Investor@bird.co Media Contact Rebecca Hahn press@bird.co

Bird Global, Inc. Condensed Consolidated Balance Sheets (in thousands, except per share amounts and number of shares) March 31, December 31, 2022 2021 (Unaudited) Assets Current assets: Cash and cash equivalents $ 35,026 $ 128,556 Restricted cash and cash equivalents—current 33,834 30,142 Accounts receivable, net 9,885 8,397 Inventory, net 23,262 28,242 Prepaid expenses and other current assets 58,052 33,778 Total current assets 160,059 229,115 Restricted cash and cash equivalents—non current 1,487 1,203 Property and equipment, net 1,315 1,526 Vehicle deposits 104,313 117,071 Vehicles, net 173,184 118,949 Goodwill 118,911 121,169 Other assets 7,780 8,228 Total assets 567,049 597,261 Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity Current liabilities: Accounts payable 8,294 5,002 Accrued expenses 34,471 31,428 Deferred revenue 42,757 43,345 Notes payable 68,607 49,094 Other current liabilities 5,978 5,089 Total current liabilities 160,107 133,958 Derivative liabilities 27,549 136,196 Other liabilities 5,720 6,282 Total liabilities 193,376 276,436 Commitments and contingencies Stockholders’ Equity Class A common stock, $0.0001 par value, 1,000,000,000 shares authorized, and 240,141,898 and 238,089,017 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively, and Class X common stock, $0.0001 par value, 50,000,000 shares authorized, 34,534,930 shares issued and outstanding as of March 31, 2022 and December 31, 2021 27 27 Additional paid-in capital 1,522,270 1,475,300 Accumulated other comprehensive income 3,065 7,538 Accumulated deficit (1,151,689) (1,162,040) Total stockholders’ equity 373,673 320,825 Total liabilities, redeemable convertible preferred stock, and stockholders’ equity 567,049 597,261 (1) Shares of preferred stock and common stock have been retroactively restated to give effect to the Business Combination.

Bird Global, Inc. Condensed Consolidated Statements of Operations (Unaudited, in thousands, except per share amounts and number of shares) Three Months Ended March 31, 2022 2021 Revenues: Sharing 33,577 21,649 Product sales 4,401 4,021 Total revenues 37,978 25,670 Cost of sharing, exclusive of depreciation 21,386 14,398 Cost of product sales 4,229 4,215 Depreciation on sharing vehicles 8,940 5,017 Gross margin 3,423 2,040 Other operating expenses: General and administrative (including stock-based compensation expense of $44.7 million and $1.1 million for the three months ended March 31, 2022 and 2021, respectively) 84,650 30,190 Selling and marketing (including stock-based compensation expense of $0.8 million and $0.2 million for the three months ended March 31, 2022 and 2021, respectively) 5,051 3,507 Research and development (including stock-based compensation expense of $3.2 million and $0.2 million for the three months ended March 31, 2022 and 2021, respectively) 10,513 7,299 Total operating expenses 100,214 40,996 Loss from operations (96,791) (38,956) Interest expense, net (1,401) (1,572) Other income (expense), net 108,580 (35,652) Income (loss) before income taxes 10,388 (76,180) Provision for income taxes 37 20 Net income (loss) 10,351 (76,200)

Bird Global, Inc. Condensed Consolidated Statements of Cash Flows (Unaudited, in thousands, except per share amounts and number of shares) Three Months Ended March 31, 2022 2021 Cash flows from operating activities Net income (loss) $ 10,351 $ (76,200) Adjustments to reconcile net loss to net cash used in operating activities: Issuance of and mark-to-market adjustments of derivative liabilities (108,646) 31,504 Depreciation and amortization 9,512 6,087 Non-cash vehicle expenses 2,557 1,383 Stock-based compensation expense 48,704 1,485 Amortization of debt issuance costs and discounts 352 808 Bad debt expense 20 502 Other 278 (331) Changes in assets and liabilities: Accounts receivable (1,509) 243 Inventory 3,323 3,015 Prepaid expenses and other current assets (13,814) (2,397) Other assets 63 15 Accounts payable 3,329 (2,431) Deferred revenue (474) 1,378 Accrued expenses and other current liabilities 3,952 (1,459) Other liabilities (563) 61 Net cash used in operating activities (42,565) (36,337) Cash flows from investing activities Purchases of property and equipment (251) (66) Purchases of vehicles (63,364) (12,117) Net cash used in investing activities (63,615) (12,183) Cash flows from financing activities Proceeds from borrowings, net of issuance costs 23,716 — Proceeds from issuance of redeemable convertible senior preferred stock and derivatives, net of issuance costs — 187,781 Payment for taxes related to net share settlement (1,903) — Proceeds from the issuance of common stock 169 435 Debt repayments (4,353) — Net cash provided by financing activities 17,629 188,216 Effect of exchange rate changes on cash (1,003) 5,360 Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents (89,554) 145,056 Cash and cash equivalents and restricted cash and cash equivalents Beginning of period 159,901 53,767 End of period $ 70,347 $ 198,823 Components of cash and cash equivalents and restricted cash and cash equivalents Cash and cash equivalents 35,026 182,134 Restricted cash and cash equivalents 35,321 16,689 Total cash and cash equivalents and restricted cash and cash equivalents $ 70,347 $ 198,823

Bird Global, Inc. Calculations of Key Metrics and GAAP to Non-GAAP Reconciliations Reconciliation of Gross Transaction Value to Revenue Three Months Ended March 31, 2022 2021 (in millions) Revenue 38.0 25.7 Contra Revenue 3.1 3.3 Platform Adjustment (1) 2.1 2.3 Gross Transaction Value 43.1 31.3 (1) Represents the difference between the full amount charged to Bird Platform partner riders (excluding applicable taxes) and the revenue recognized by Bird. Reconciliation of Adjusted EBITDA to Net Income (Loss) Three Months Ended March 31, 2022 2021 (in millions) Net income (loss) 10.4 (76.2) Interest expense, net 1.4 1.6 Provision for income taxes 0.0 0.0 Depreciation and amortization (1) 9.8 6.9 Vehicle count adjustments 0.6 (0.2) Stock-based compensation expense 48.7 1.5 Tariff refunds — — Other (income) expense, net (108.6) 35.7 Legal settlements and reserves 0.9 1.2 Other non-recurring, non-cash, or non-core items — — Adjusted EBITDA (36.8) (29.5) (1) Depreciation and amortization excludes tariff depreciation and other adjustments, which were $(0.3) million and $(0.6) million for the three months ended March 31, 2022 and 2021, respectively.

Reconciliation of Ride Profit to Gross Margin Three Months Ended March 31, 2022 2021 (in millions) Gross margin 3.4 2.0 Vehicle depreciation (1) 9.2 5.6 Vehicle count adjustments (2) 0.6 (0.2) Product Sales division (3) (0.2) 0.2 Ride Profit (before Vehicle Depreciation) 13.0 7.6 Vehicle depreciation (1) (9.2) (5.6) Ride Profit (after Vehicle Depreciation) 3.8 2.0 (1) Depreciation and amortization excludes tariff depreciation and other adjustments, which were $(0.3) million and $(0.6) million for the three months ended March 31, 2022 and 2021, respectively. (2) We exclude vehicle count adjustments as these are adjustments made based on results of physical inventory counts, which are non-cash in nature. (3) We exclude the revenue and cost of revenue associated with vehicle sales to retail customers and Bird Platform partners. Three Months Ended March 31, 2022 2021 Sharing Revenue $ 33.6 $ 21.6 Ride Profit Margin % (before Vehicle Depreciation) 39% 35 % Ride Profit Margin % (after Vehicle Depreciation) 11% 9 % Reconciliation of Adjusted Operating Expenses to Total Operating Expenses 2022 2021 (in millions, except as otherwise noted) Total operating expenses $ 100.2 $ 41.0 Depreciation and amortization (1) (0.6) (1.3) Stock-based compensation expense (48.7) (1.5) Tariff refunds — — Legal settlements and reserves (0.9) (1.2) Other non-recurring, non-cash, and non-core items — — Adjusted Operating Expenses $ 50.0 $ 37.0 % of Revenue 132% 144 % Three Months Ended March 31, (1) Depreciation and amortization is comprised of property and equipment depreciation and intangible asset amortization, which is part of total operating expenses.